EXHIBIT B10a

THOMAS E. BISSET

DIRECT LINE: 202.383.0118

E-mail: thomas.bisset@sutherland.com

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 8 to the Form N-4 Registration Statement (File No. 333-104424) for COUNTRY Investors Variable Annuity Account of COUNTRY Investors Life Assurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:	/S/ THOMAS E. BISSET
Thomas E. Bisset

Washington, D.C.

July 25, 2008